Second Amendment to Fund Participation Agreement

This Second Amendment (the “Amendment”), by and among Lincoln Variable Insurance Products Trust, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), Lincoln Investment Advisors Corporation, a Tennessee corporation (“Adviser”), Lincoln Financial Distributors, Inc., a Connecticut corporation (“Distributor”), and Nationwide Financial Services, Inc., on behalf of its subsidiary life insurance companies listed on Exhibit B (collectively, “Nationwide”) and the current and any future Nationwide separate accounts, as applicable, is effective as of May 1, 2023 (the “Effective Date”).

WHEREAS, the parties hereto entered into the Fund Participation Agreement (“FPA”), executed and effective as of June 5, 2007, as amended;

WHEREAS, the parties desire to amend the Agreement to permit the separate accounts to invest in additional funds; and

WHEREAS, effective March 13, 2023 Lincoln Investment Advisors Corporation changed its name to “Lincoln Financial Investments Corporation.”

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	Exhibits A and B shall be deleted in their entirety and replaced with Exhibits A and B attached hereto.

2.	All references in the Agreement to “Lincoln Investment Advisors Corporation” are hereby changed to “Lincoln Financial Investments Corporation.”

3.	Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.

4.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

5.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the Effective Date.

Lincoln Variable Insurance	Lincoln Financial Investments
Products Trust	Corporation

By: /s/ William P. Flory Jr.	By: /s/ Benjamin Richer
Name: Bill Flory	Name: Benjamin Richer
Title: VP, Accounting Mgt	Title: SVP, Head of Funds
Date: 4/13/2023	Management
Date: 4/13/2023

Lincoln Financial Distributors, Inc.	Nationwide Financial Services, Inc.

By: /s/ Thomas O’Neill	By: /s/ Leland W. Cummings
Name: Thomas O’Neill	Name: Leland W. Cummings
Title: SVP	Title: VP, Head of Fund Operations
Date: 4/13/2023	Date: 4/6/2023

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Exhibit A

Funds

Dated as of May 1, 2023

The currently available Funds of the Trust are:

LVIP Baron Growth Opportunities Fund — Service Class

LVIP Delaware Value Fund — Service Class

LVIP Delaware SMID Cap Core Fund — Service Class

LVIP Delaware REIT Fund — Service Class

LVIP Delaware Diversified Income Fund — Service Class

LVIP Delaware Limited-Term Diversified Income Fund — Service Class

LVIP Delaware High Yield Fund — Service Class

LVIP Delaware U.S. Growth Fund — Service Class

LVIP JPMorgan U.S. Equity Fund — Standard Class

LVIP JPMorgan Small Cap Core Fund —Standard Class

LVIP JPMorgan Mid Cap Value Fund — Standard Class

LVIP JPMorgan Core Bond Fund — Standard Class

LVIP JPMorgan Core Bond Fund — Service Class

Exhibit B

Subsidiary Life Insurance Companies

Nationwide Life Insurance Company

Nationwide Life and Annuity Insurance Company

Nationwide Life Insurance Company of America

Nationwide Life and Annuity Company of America

Nationwide Investment Services Corporation

Separate Accounts

All current and any future Nationwide separate accounts.

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